Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

Interpool, Inc.
(Issuer with respect to the Securities)

Delaware	13-3467669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

6% Senior Notes Due 2014
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

           The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 21st of July, 2005.

By: /s/ Richard Prokosch Richard Prokosch Vice President

By: /s/ Benjamin J. Krueger
      Benjamin J. Krueger
      Assistant Vice President

Exhibit 6

CONSENT

           In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 21, 2005

By: /s/ Richard Prokosch Richard Prokosch Vice President

By: /s/ Benjamin J. Krueger
      Benjamin J. Krueger
      Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2005

($000‘s)

Assets	3/31/2005

Cash and Due From Depository Institutions Federal Reserve Stock Securities Federal Funds Loans & Lease Financing Receivables Fixed Assets Intangible Assets Other Assets Total Assets	$8,894,661 0 42,846,194 2,861,316 125,284,459 1,780,370 10,263,150 8,917,028 $197,847,178

Liabilities

Deposits Fed Funds Treasury Demand Notes Trading Liabilities Other Borrowed Money Acceptances Subordinated Notes and Debentures Other Liabilities Total Liabilities	$126,268,324 10,290,860 70 144,277 27,701,315 91,307 6,814,193 6,028,535 $177,338,811

Equity

Minority Interest in Subsidiaries Common and Preferred Stock Surplus Undivided Profits Total Equity Capital	$1,022,821 18,200 11,792,288 7,675,058 $20,508,367

Total Liabilities and Equity Capital	$197,847,178

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:  /s/ Richard Prokosch
        Richard Prokosch
         Vice President

Date: July 21, 2005